SECURITIES AND EXCHANGE COMMISSION
                                  Washington, DC  20549


                                         FORM 8-K


                                 Current Report Pursuant
                              to Section 13 or 15(d) of the
                             Securities Exchange Act of 1934


           Date of report (Date of earliest event reported)   August 10, 1994



                         MRI Business Properties Fund, Ltd. III
                (Exact Name of Registrant as Specified in Its Charter)

                                       California
                    (State or Other Jurisdiction of Incorporation)




                   0-15348                              94-2969782
          (Commission File Number)        (I.R.S. Employer Identification No.)


                  5665 Northside Drive, N.W., Atlanta, Georgia  30328
                 (Address of Principal Executive Offices)   (Zip Code)


                                     (404) 916-9090
                 (Registrant's Telephone Number, Including Area Code)


                                            N/A
             (Former Name or Former Address, if Changed Since Last Report)



Item 5.   Other Events.

          On August 10, 1994, National Property Investors, Inc. ( NPI ), the

          parent of NPI Equity Investments II, Inc. ("NPI Equity"), entered into an agreement with an affiliate ("Apollo") of Apollo Real

          Estate Advisors, L.P. to sell to Apollo up to one-third of the stock of NPI.  The consummation of the transaction is subject to satisfaction of a number of conditions customary for transactions of this type.  Upon closing, Apollo would be entitled to

          representation on the board of directors of NPI Equity.  NPI Equity controls the general partner of Registrant.



                                       SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              MRI BUSINESS PROPERTIES FUND, LTD. III


                              By:  MONTGOMERY REALTY COMPANY - 85,
                                   its managing general partner

                                   By:   FOX REALTY INVESTORS,
                                         its managing partner

                                      By:   NPI EQUITY INVESTMENTS II, INC.
                                            its managing partner

Date:  August 12, 1994                       By:  /s/ Michael L. Ashner
                                                  Michael L. Ashner, President